Exhibit 5.1

Deloitte LLP 2800 - 1055 Dunsmuir Street 4 Bentall Centre P.O. Box 49279 Vancouver BC V7X 1P4 Canada Tel: 604-669-4466 Fax: 778-374-0496 www.deloitte.ca

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-229744 on Form F-10 of our report dated March 29, 2018 relating to the consolidated financial statements of Emerald Health Therapeutics, Inc. appearing in the Prospectus, which is part of this Registration Statement.

Chartered Professional Accountants

Vancouver, Canada

March 13, 2019